UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6160 Innovation Way
 Carlsbad, California, United States 92009
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 15, 2023, Salona Global Medical Device Corporation (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") by and among Mirion Technologies (US), Inc. ("Seller"), the Company, and Salona Rehab Systems, LLC, Delaware limited liability company, an indirect wholly-owned subsidiary of Parent ("Buyer", and together with the Company, the "Buyer Parties")) providing for the acquisition by the Buyer of all of the capital stock of Biodex Medical Systems, Inc., a New York corporation ("Biodex"), which consists principally of the Biodex Physical Medicine (Rehabilitation) business (the "Acquisition").  The Purchase Agreement is filed hereto as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement replaces the previously disclosed asset purchase agreement covering the same business that was first announced on November 29, 2022. The Company expects to close the Acquisition on April 3, 2023. The Purchase Agreement and the transaction documents contemplated thereby were unanimously approved by the board of directors of the Company.

Consideration and Structure

At the closing of the transactions contemplated by the Purchase Agreement (the "Closing"), the Purchase Agreement provides that the Buyer shall purchase from the Seller all of the capital stock of Biodex in consideration for a total of $8 million in cash, minus indebtedness, transaction expenses and plus or minus a working capital adjustment (collectively, the "Post-Closing Adjustment"), payable as follows:

(i) A closing payment to the Sellers of $1,000,000 in cash, and

(ii) Three installment payments to the Seller totaling $7 million, plus or minus the Post-Closing Adjustment, as follows: $2 million on July 1, 2023, $3 million on October 1, 2023, plus or minus the Post-Closing Adjustment, and $2 million on January 1, 2024 (collectively, the "Installment Payments").  The payment of the Installment Payments is guaranteed by the Parent, and is secured by the pledge by the Buyer of the Biodex capital stock as security to Seller, pursuant to the terms of a Promissory Note attached as Exhibit A to the Purchase Agreement.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations, warranties and covenants of the Buyer Parties and the Seller.  The Purchase Agreement also contains indemnification provisions pursuant to which the Seller agreed to indemnify the Buyer Parties against certain losses, subject to the limitations set forth therein, including losses related to breaches of representations, warranties and covenants as well as for certain other specified matters, subject to certain limitations set forth in the Purchase Agreement. Each of the parties to the Purchase Agreement has agreed to use its commercially reasonable efforts to take or cause to be taken all actions and things reasonably necessary or advisable to consummate and make effective, as promptly as reasonably practicable, the transactions contemplated thereby.

Conditions to Closing

Under the Purchase Agreement, the obligations of the parties to consummate the transactions contemplated thereby are subject to the satisfaction or waiver of certain customary closing conditions, including, without limitation: (i) the accuracy of each party's representations and warranties, subject to customary materiality and material adverse effect standards; (ii) each party's compliance in all material respects with its covenants set forth in the Purchase Agreement; and (iii) the receipt of landlord approval of assignment of the lease to the Biodex facility.

Termination

The Purchase Agreement may be terminated under certain customary circumstances at any time prior to the Closing, including, (a) by mutual written consent of the parties, (b) by either party, if (i)the Closing has not occurred by June 30, 2023; provided, however, that the right to terminate the Purchase Agreement is not available (A) to any Party whose willful failure to fulfill any obligation thereunder or other breach of the Purchase Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date, (B) to Seller if any of the Seller’s Closing conditions that are capable of being satisfied prior to the Closing are not then satisfied unless such failure is due to the failure of any of the Buyer to perform or comply with any of the covenants, agreements or conditions of the Purchase Agreement prior to the Closing, or (C) to Buyer if any of the Buyer’s closing conditions that are capable of being satisfied prior to the Closing are not then satisfied unless such failure is due to the failure of the Seller to perform or comply with any of the covenants, agreements or conditions of the Purchase Agreement prior to the Closing; (ii) there shall be in effect a final non-appealable Governmental Order issued by a Governmental Authority preventing consummation of the transactions contemplated hereby; (iii) there shall be any Law enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Authority that would make consummation of the transactions contemplated hereby illegal; or (iv) if such party is not in material breach of its obligations under the Purchase Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the Purchase Agreement on the part of the other party and such breach, inaccuracy or failure cannot be cured by the other party.

Other Agreements

The Purchase Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, a Contract Manufacturing Agreement ("CMA"), attached as Exhibit C to the Purchase Agreement, pursuant to which the Buyer agrees to manufacture certain Ultrasound and C-Arm Tables ("Devices") for Seller for an initial two year term.  The terms of the CMA provide for payment by Seller for the Devices of a price equal to Buyer's actual cost of manufacture plus fifteen percent (15%). The Purchase Agreement also contemplates the execution of a Transition Services Agreement, attached as Exhibit B to the Purchase Agreement,  pursuant to which the Seller will provide certain services to aid in the transition of the Rehabilitation Business to Buyer's ownership in exchange for payment of the actual costs to Seller for certain of those services, and pursuant to which Buyer will provide certain services to Seller to aid in transition of certain activities that are being transferred from Biodex to Seller or its affiliate.

The foregoing description of the Purchase Agreement, does not purport to be complete, is solely intended as a summary of the material terms of the Purchase Agreement and qualified in its entirety by reference to the full text of the Purchase Agreement, filed hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement and neither the copy of the Purchase Agreement filed as an exhibit to this Current Report nor the description of the Purchase Agreement above is intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC.  In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Purchase Agreement may be subject to subsequent waiver or modification.

On March 16, 2023, the Registrant issued a press release announcing the matters described in this Item 1.01.  The press release is filed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 16, 2023, the Company issued a press release announcing the execution of the Purchase Agreement.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (and is incorporated by reference herein). The same press release also announced the execution of an exclusive agreement with Maxim Group LLC, an investment banking firm based in New York City to provide Salona Global with investment banking and advisory services for the US capital markets. Finally, the press release provided additional details on the filing of an "Early Warning Report" by a shareholder of the Company to report ownership of in excess of 10% of a class of the Company's capital stock pursuant to the shareholder's exchange of shares in an acquisition subsidiary for shares of the Company's Class A common shares.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, (and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act), except as shall be expressly set forth by specific reference in any such filing. This Current Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of March 15, 2023, by and among Mirion Technologies (US), Inc., Salona Global Medical Device Corporation, and Salona Rehab Systems, LLC ("SPA").*
99.1	Press Release of Salona Global Medical Device Corporation dated March 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL

DEVICE CORP.

By:  /s/  Luke Faulstick

Name:  Luke Faulstick

Title:  Chief Executive Officer

Date: March 21, 2023